Exhibit 10.3
EXHIBIT B ADDENDUM #1
to
CENTRAL IOWA ENERGY, LLC TOLL PROCESSING AGREEMENT
Tenaska High FFA Canola Oil
This Exhibit B Addendum #1 to Central Iowa Energy, LLC Toll Processing Agreement (“Exbibit B Addendum #1”) is entered into this 14th day of January, 2009, by and between Central Iowa Energy, LLC, an Iowa limited liability company, of 3426 East 28th Street North, Newton, Iowa 50208 (“CIE”), and REG Marketing & Logistics Group, LLC, an Iowa limited liablity company (“REG Marketing”), of 416 S. Bell Avenue, PO Box 888, Ames, Iowa 50010 (each a “Party,” and collectively the “Parties”).
Recitals
WHEREAS, CIE and REG Marketing entered in to a Central Iowa Energy, LLC Tolling Processing Agreement dated as of January 6, 2009 (“Agreement”), and
WHEREAS, the Agreement included as Exhibit B containing specifications regarding certain Feedstocks to be processed by CIE under the terms of the Agreement, and provided for the handling of certain other Feedstocks with different specifications which REG Marketing might propose for the delivery to CIE for processing into biodiesel, and
WHEREAS, the Parties wish to provide for the handling of additional Feedstocks pursuant to the terms of this Exhibit B Addendum #1.
NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Additional Feedstock Specifications. The Parties agree to add the material as set out on the Exhibit B Addendum #1 hereto as an additional Feedstock (“Additional Feedstock”) which REG Marketing may deliver to the Facility to be processed by CIE under the terms of the Agreement, said Additional Feedstock to comply with the specifications as set out on the Exhibit B Addendum #1 hereto.
2. Yield Requirement for Additional Feedstock. The Parties agree that for purposes of processing the Additional Feedstock set out on the Exhibit B Addendum #1 hereto (but not otherwise), the Agreement at Section 6 is amended by changing the first sentence to read:
“In consideration of the Toll Fee and handling of co-products agreed upon, CIE agrees to deliver to REG Marketing not less than 1 Gal of Biodiesel for every *** pounds of Additional Feedstock delivered by REG Marketing to the Facility which equates to a weight yield of ***% (7.35 lbs. Biodiesel divided by *** lbs. of Feedstock).”

***	Portions omitted pursuant to a request for confidential treatment and filed separately with the SEC.

3. Economic Adjustment to Agreement. In view of the different characteristics of the Additional Feedstock referenced in this Exhibit B Addendum #1 as compared to the Feedstocks listed on Exhibit B to the Agreement, the Parties agree to the following adjustment in the terms of the Agreement:
Incremental By-Product Payment. CIE shall pay to REG Marketing a By-Product Payment, computed as follows:
A.
For any Order or Nomination, muliply the number of pounds of Additional Feedstock delivered by REG Marketing to CIE for processing, times the aberage free fatty acid compoistion of such Additional Feedstock as a percentage in excess of 4% (the composition to be based upon supplier’s Certificate of Analysis, or as otherwise agreed by the Parties).

B.	Divide the result from “A” above by 80%.
C.	Multiply the result from “B” above by the price received for the free fatty acids sold from such Order or Nomination, which yields the rquired By-Product Payment.
D.
CIE agrees to pay such By-Product Payment to REG Marketing by wired funds to REG Marketing within one (1) business day of delivery of the Biodiesel to REG Marketing with respect to such Order or Nomination.

4. Other Terms Unchanged. Except as expressly supplemented with respect to the Additional Feedstock set out above, all terms and provisions of the Agreement shall remain in full force and effect.
5. Miscellaneous. Unless otherwise defined herein, the definitions of capitalized terms used in this Exhibit B Addendum #1 shall be the same as the definitions of such terms as set forth in the Agreement. This Exhibit B Addendum #1 may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. In the event of a conflict between the terms and provisions of this Exhibit B Addendum #1 and the terms and provisions of the Agreement, the terms and conditions of this Exhibit B Addendum #1 shall control.
IN WITNESS WHEREOF, CIE And REG Marketing have executed this Exhibit B Addendum #1 as of the date first shown above.

CENTRAL IOWA ENERGY, LLC		REG MARKETING & LOGISTICS GROUP, LLC

By:	/s/James Johnston	By:	/s/ Nile D. Ramsbottom

	Name: James Johnston		Name: Nile D. Ramsbottom
	Title: Chairman		Title: President

Attachment 1
FEEDSTOCK SPECIFICATIONS for
Additional Feedstock

	Free Fatty Acids as	WIJS Iodine
	(Oleic)	Value	Mosture	Phosphorous
Analytical Method	AOCS Ca 5a-40	AOCS Method	AOCS Ca 2c-25	AOCS Ca 12-55
Units	% (w/w)	Cql/q	% (w/w)	Ppm
Feedstock Type
Tenaska High FFA Canola	8.5	<120	1.5	NA